                                                                    EXHIBIT 4.10


                     CONSENT OF BLAKE, CASSELS & GRAYDON LLP


TO:      Canada Life Financial Corporation
AND TO:  The Board of Directors of Canada Life Financial Corporation

         We hereby consent to the reference to our opinion contained in the Canada Life Management Proxy Circular, dated March 22, 2003, under the heading "Eligibility for Investment in Canada", which is also part of the Registration Statement of Great-West Lifeco Inc. on Form F-8.


Toronto, Canada                               /s/  BLAKE, CASSELS & GRAYDON LLP
March 25, 2003